EXHIBIT 77QI
MORGAN STANLEY HIGH YIELD SECURITIES INC.

                    MORGAN STANLEY HIGH YIELD SECURITIES INC.

                              ARTICLES OF AMENDMENT

          MORGAN STANLEY HIGH YIELD SECURITIES INC., a Maryland corporation (the
"Corporation"), does hereby certify to the State Department of Assessments and
Taxation of Maryland (the "Department") that:

          FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

          SECOND: Pursuant to the authority contained in Section 2-605(a)(2) of the Maryland General Corporation Law (the "MGCL"), the Board of Directors of the
Corporation at a meeting duly convened and held on September 25-26, 2007 approved the change of the designation of the Class D shares of common stock of the Corporation to Class I shares of common stock of the Corporation.

          THIRD: The Corporation desires to, and does hereby, amend its charter as currently in effect (the "Charter") pursuant to Sections 2-601 et seq. of the
MGCL to change the designation of the class of common stock of the Corporation referred to above by changing every reference in the Charter designating or otherwise referring to a class of shares of common stock of the Corporation as
Class D to Class I.

          FOURTH: The foregoing amendments to the Charter as set forth in these
Articles of Amendment are limited to changes expressly authorized by Section
2-605 of the MGCL to be made without action by the stockholders, and were approved by a majority of the entire Board of Directors, without action by the stockholders.

          FIFTH: These Articles of Amendment shall be effective upon the later of March 31, 2008 or the time that the Department accepts these Articles of
Amendment of record.

          SIXTH: These Articles of Amendment do not increase the authorized stock of the Corporation.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Corporation has caused these Articles of
Amendment to be signed in its name and on its behalf by its President and attested to on its behalf by its Secretary on this 27th day of March, 2008.

                                        MORGAN STANLEY HIGH YIELD
                                        SECURITIES INC.

                                        By: /s/ Ronald E. Robison
                                            ------------------------------------
                                            Ronald E. Robison
                                            President

ATTEST:

/s/ Mary E. Mullin
-------------------------------------
Mary E. Mullin
Secretary

          THE UNDERSIGNED, President of MORGAN STANLEY HIGH YIELD SECURITIES
INC., who executed on behalf of the Corporation the foregoing Articles of
Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                                        /s/ Ronald E. Robison
                                        ----------------------------------------
                                        Ronald E. Robison
                                        President